Exhibit 99.1
Ascent Industries Co. Completes Sale of American Stainless Tubing, Finalizing Transformation to Pure-Play Specialty Chemicals Platform

Schaumburg, Ill., June 30, 2025 - Ascent Industries Co. (Nasdaq: ACNT) (“Ascent” or the “Company”) today announced the successful closing of the previously announced sale of American Stainless Tubing, LLC (“ASTI”) to First Tube, LLC, a wholly-owned subsidiary of Triple-S Steel Holdings, Inc. for $16 million in an all-cash transaction, subject to customary closing conditions.

“The sale of ASTI, our final operating tubular asset, is more than a milestone — it’s a defining moment in Ascent’s transformation” said Bryan Kitchen, President and Chief Executive Officer of Ascent. “We are now a pure-play specialty chemicals company, fully aligned with our vision to build a scalable, high-margin chemicals platform poised for sustainable value creation. With this additional capital, we are well-positioned to reinvest in innovation, expand commercial reach, and pursue new growth opportunities that enhance returns for shareholders.”

We are confident the Triple-S will be an excellent steward of ASTI's strong talent and capabilities.

Angle Advisors served as financial advisor and Amundsen Davis, LLC served as legal advisor to Ascent.

About Ascent Industries Co.
Ascent Industries Co. (Nasdaq: ACNT) is a company that engages in the production and distribution of specialty chemicals. For more information about Ascent, please visit its website at www.ascentco.com.

Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Ascent Industries Co.’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC or on our website. Ascent Industries Co. assumes no obligation to update any forward-looking information included in this release.

Company Contact
Ryan Kavalauskas
Chief Financial Officer
1-630-884-9181

Investor Relations
Ralf Esper
Gateway Group, Inc.
1-949-574-3860
ACNT@gateway-grp.com

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